Exhibit 99.1

News Release			3D Systems Corporation 333 Three D Systems Circle Rock Hill, SC 29730 www.3dsystems.com NASDAQ: TDSC
Investor	Chanda Hughes	Media	Katharina Hayes
Contact:		Contact:
	803-326-4010		803-326-3941
	Email:		Email:
	HughesC@3dsystems.com		HayesK@3dsystems.com

3D Systems Receives Nasdaq Delisting Notice

ROCK HILL, South Carolina, April 5, 2007 - 3D Systems Corporation (NASDAQ: TDSC), a leading provider of Rapid 3-D Modeling, Prototyping and Manufacturing solutions, today announced that it has received a Staff Determination notice from The Nasdaq Stock Market stating that the company’s common stock is subject to delisting from The Nasdaq Stock Market.  The notice was issued in accordance with standard Nasdaq procedures as a result of the previously announced delayed filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2006.  Timely filing of periodic reports is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14).

The Company previously received a similar Staff Determination notice from The Nasdaq Stock Market when it did not timely file its Form 10-Q for the quarterly period ended September 30, 2006.  As previously disclosed, the Company received notice from Nasdaq of a determination to continue the listing of shares of the Company’s common stock on the Nasdaq Stock Market after the Company filed that Form 10-Q, which contained restated financial information, early in February.

As the company previously stated in a Form 12b-25 filed with the SEC on March 19, 2007, it was not able to undertake the work necessary to close its 2006 financial records or to begin preparing its Annual Report on Form 10-K for the year ended December 31, 2006 until the work necessary to file its third-quarter 2006 Form 10-Q was completed in early February.  While the company has been diligently preparing its Annual Report on Form 10-K, it was nonetheless unable to meet the extended filing date of April 2, 2007 for its Annual Report on Form 10-K.  The company currently anticipates that it will file its Annual Report on Form 10-K as promptly as practicable.

As permitted by the Nasdaq Marketplace Rules, the company intends to appeal the delisting of its common stock and therefore plans to timely request a hearing before a Nasdaq Listing Qualifications Panel, which will automatically stay any delisting of the company’s common stock pending the Panel’s review and determination.

“Our current inability to remain timely in our periodic filing requirements is a serious matter,” said Abe Reichental, 3D Systems’ President and Chief Executive Officer.  “While it is Nasdaq’s customary practice to send notices such as this one to all Nasdaq-listed companies in similar circumstances, we plan to file our Form 10-K as promptly as practicable and are taking all remedial actions that are necessary to maintain our Nasdaq listing.”

About 3D Systems Corporation

3D Systems is a leading provider of Rapid 3-D Modeling, Prototyping and Manufacturing solutions.  Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations, including matters relating to the anticipated filing of our Annual Report on Form 10-K and the outcome of the delisting appeals process and related matters described herein, and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.